Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT

THIS AMENDMENT, entered as of April 1, 2006, modifies the Master Services Agreement (the “Agreement”), executed on December 19, 2001 by and between Rainmaker Systems, Inc. (“VAR”) and Dell Products LP, including Dell Marketing LP (“Dell”). Upon the execution of this Amendment by Dell (the “Effective Date”), Dell and VAR establish binding terms under which Dell may sell and VAR may purchase and then remarket APOS Services (defined below) in the United States. Therefore, the Parties agree as follows:

1. Definitions. As used in this Amendment, the following terms shall have the following meanings:

“Approved Accounts” shall mean the accounts provided to VAR and specified by Dell. Approved Accounts do not include those accounts that were previously approved, but have been removed from the Approved Account list.

“Day(s)” shall mean calendar days, unless otherwise specified in a particular clause of this Amendment.

“Order” shall mean any purchase order for APOS Services placed by VAR under this Amendment.

“APOS Services” shall mean Dell extended hardware services and other services as designated by Dell.

Other terms are defined elsewhere in this Amendment.

2.	Scope of the Parties Relationship under this Amendment.

2.1	Limited Appointment as a VAR. Dell hereby appoints VAR to resell and remarket APOS Services in accordance with the terms of this Amendment. VAR agrees to use reasonable efforts to resell the APOS Services to the Approved Accounts.

2.2	Other Limits on VAR’s Right to Resell the APOS Services. VAR agrees that it may only resell the APOS Services to Approved Accounts. VAR may not use distributors, third party sales agents, or other remarketers to sell the APOS Services without Dell’s prior written approval of each such distributor, third party sales agent, or other remarketer.

2.3	VAR’s Pricing Freedom. Neither Dell nor any employee of Dell has any authority to determine or set VAR’s resale pricing of the APOS Services ******.

2.4	[******]

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5	Recordkeeping/Document Delivery. VAR agrees to provide Dell with fifteen (15) Days prior written notice of any material change related to VAR’s business, including alterations of plans for remarketing the APOS Services. Additionally, VAR will provide quarterly sales volume and business updates to the VAR liaison at Dell in order to ensure the accuracy of the pricing discount earned by the VAR.

2.6	Relationship of the Parties. Dell and VAR are independent contractors. Neither Party will make any warranties or representations or assume any obligations on the other Party’s behalf. Neither Party is nor will claim to be a legal representative, partner, franchisee, agent or employee of the other Party except as specifically stated in this Amendment. Each Party is responsible for the direction and compensation, and is liable for the actions of, its employees.

3.	Pricing.

3.1	Product Prices. Prices to VAR for the APOS Services are based on the discount outlined below off Dell’s standard list prices for the APOS Services. Dell’s standard list prices for the APOS Services that Dell generally makes available to the public. All standard list prices are in U.S. dollars. Dell may change the standard list prices from time to time for any reason. Dell’s written quotes for special pricing on the APOS Services are binding on Dell for thirty (30) days from the date issued or for the period identified by Dell. However, at any time, Dell may revise the quotes and increase the price(s) of the APOS Services.

3.2	Forecast. VAR will provide Dell with a quarterly forecast of its expected demand of the APOS services. The quarterly forecast will be subject to approval by Dell.

3.3	Discounts. VAR may purchase APOS Services from Dell under the following tiered discounts, which will be based on quarterly performance:

% attainment of quarterly forecast	% discount
up to 100%	[******]	%
100% up to 110%	[******]	%
110% and up	[******]	%

VAR’s Discounts are based on VAR’s Annual estimated Forecast of $[******]. With thirty (30) Days prior notice, Dell may adjust VAR’s Discounts if VAR’s purchases do not meet VAR’s Annual estimated Forecast as measured on a prorated quarterly basis. VAR’s spend will be reviewed each quarter, and will adjust the percentage discount for the following quarter based on achievement of a particular spend level. Once a final Sales Forecast is established for the current Quarter, that Forecast is locked and cannot be increased by Dell. Dell and VAR will finalize the Quarterly forecast no later than the end of week one of the new quarter.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The parties agree to review the above discounts if the discounting to customers change significantly.

3.4	Calculation of Discounts. VAR’s Discounts are calculated as a reduction off standard list prices before the addition of shipping and handling charges and any and all sales, value-added and other transactional taxes associated with the sale of the APOS Services.

3.5	Special Pricing. VAR may also request special pricing for large volume opportunities or other special, competitive customer opportunities.

3.6	Invoice and Payment Terms. Dell will invoice VAR for APOS Services monthly based on consolidation of the [******] (defined below). VAR agrees to pay Dell’s invoices within thirty (30) Days after the date of the invoice. Any portion of an invoice not paid within thirty (30) Days of the invoice’s date is overdue. In addition, without waiving any other rights and remedies at law or under this Amendment, if an invoice balance is overdue, Dell may (a) refuse to accept additional Orders under this Amendment; (b) terminate this Amendment in accordance with the “Term and Termination” section; or (c) seek collection from VAR, including all legal fees and other costs of collection. If VAR has failed to pay an undisputed overdue amount after notice from Dell, Dell may refuse to sell APOS service to VAR until remedied.

3.7	Taxes. VAR agrees to pay all sales, value added and other transactional taxes associated with the sale of the APOS Services, unless VAR provides Dell with a valid tax exemption certificate.

4.	Orders. VAR will place Orders by submitting a [******], as specified by Dell, to Dell on a [******].

5.	Limitation of Liability. For purposes of this Amendment, section 8 of the Master Services Agreement is replaced with the following:

BOTH PARTIES EXPRESSLY AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS AND DAMAGES RESULTING FROM LOSS OF USE OR LOSS OF CORRUPTED DATA OR SOFTWARE, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. THE PARTIES EXPRESSLY WAIVE ANY CLAIMS DESCRIBED IN THIS SECTION. VAR FURTHER AGREES THAT IT SHALL INCLUDE IN ALL AMENDMENTS SELLING, LEASING, OR TRANSFERRING OWNERSHIP OF THE APOS SERVICES, A PROVISION SIMILAR TO THE ABOVE DISCLAIMING AS TO DELL LIABILITY FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES. DELL WILL NOT HAVE ANY LIABILITY FOR ANY DAMAGES ARISING FROM THE USE OF THE APOS SERVICES IN ANY HIGH RISK ACTIVITY, INCLUDING, BUT NOT LIMITED TO, THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, MEDICAL SYSTEMS, LIFE SUPPORT, OR WEAPONS SYSTEMS.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Public Release of Information, Trademark and Advertising.

6.1	Public Release of Information. Neither Party, except as required by law, may publicly release any information relating to this Amendment, including the existence of this Amendment, without first receiving the prior written approval of the other Party. Relative to Dell, such prior written approval must be obtained from Dell’s public relations department. No other department within Dell is authorized to consent to public releases of information. If a party is required by law to make a disclosure regarding this amendment, the disclosing party will allow the other party to review and approve such disclosure, with such approval not be unreasonably withheld.

6.2	Advertising. Dell must approve all of VAR’s advertisements concerning the APOS Services or this Amendment. Dell may reject and disallow VAR’s use of any advertising or publicity relative to the APOS Services or this Amendment that Dell finds, in Dell’s sole discretion, to be inaccurate, objectionable or misleading. VAR, at VAR’s expense, will correct, change or withdraw any such advertising or publicity rejected by Dell. VAR will, on a quarterly basis, provide Dell with VAR’s marketing plan.

6.3	Trademarks. Dell hereby grants VAR the limited right to use Dell trademarks and trade names for the limited purpose of marketing the APOS Services to Approved Accounts. VAR acquires no ownership rights in Dell trademarks or trade names and the limited rights granted to VAR under this Section end immediately upon termination of this Amendment for any reason.

6.4	Indemnity. VAR agrees to, in accordance with the indemnification provisions of this Amendment, indemnify, defend and hold Dell harmless from any and all damages that accrue to Dell due to VAR’s failure to comply with this Section. Dell agrees to, in accordance with the indemnification provisions of this Amendment, indemnify, defend and hold VAR harmless from any and all damages that accrue to VAR due to Dell’s failure to comply with this Section.

7.	Compliance.

7.1	General Regulatory Compliance. Each Party, at its own expense, will comply with all applicable laws, orders and regulations of any governmental authority with jurisdiction over its activities in connection with this Amendment. Each Party will furnish to the other Party any information required to enable the other Party to comply with applicable laws and regulations related to the APOS Services. The APOS Services should not be used in any high-risk activity, including, but not limited to, the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, medical systems, life support, or weapons systems.

7.2	Import/Export Compliance. VAR shall not, directly or indirectly, export, re-export or transship APOS Services in violation of any applicable export control laws and regulations of any country having jurisdiction over the APOS Services or Parties to this Amendment (“Export Laws”), including without limitation, the U.S. Export Administration Regulations, the Enhanced Proliferation Control Initiative (EPCI) Regulations, the Foreign Asset Control Regulations and any economic sanctions imposed by the United States Government upon any foreign country. VAR represents and warrants that the APOS Services will not be destined for a prohibited chemical, biological or nuclear weapons or missile use. VAR agrees, at VAR’s own expense, to comply with all applicable Export Laws and will, in accordance with the indemnification provisions of this Amendment, indemnify, defend and hold Dell harmless from any claim against Dell due to VAR’s violation or alleged violation of the Export Laws.

8.	Term and Termination.

8.1	Three Year Term. The term of this Amendment is three (3) years beginning on the Effective Date. This Amendment will automatically renew for consecutive additional one (1) year terms unless either Party notifies the other Party of its intent to terminate this Amendment at least one hundred eighty (180) Days before the end of the then-current term.

8.2	One Hundred Eighty Day No Cause Termination. Either Party may terminate this Amendment in such Party’s sole discretion, with or without cause, upon at least one hundred eighty (180) Days prior written notice to the other Party.

8.4	Termination for Cause. Either Party may at its option, and upon written notice to the other Party, immediately terminate this Amendment if: (i) a material violation or breach of this Amendment by the other Party is not remedied within ten (10) Days after the breaching Party’s receipt of written notice of the violation or breach; (ii) the other Party admits in writing its inability to pay its debts generally as they become due, files a petition for bankruptcy or executes an assignment for the benefit of creditors or similar document; (iii) a receiver, trustee in bankruptcy or similar officer is appointed for the other Party’s property; or (iv) a majority interest of the equity or assets of the other Party is transferred to an unrelated third party or this Amendment is assigned by VAR without Dell’s prior written consent.

8.5	Effect of Termination. Upon any termination of this Amendment, the provisions of this Amendment shall continue to apply to all Orders accepted by Dell prior to the effective date of such termination. Termination of this Amendment shall not relieve VAR of any obligation to make payments that are owed to Dell under the terms of this Amendment. Termination shall not exclude other remedies for failure of a Party to perform its obligations. Upon termination of this Amendment, VAR shall promptly return any tooling, loaned equipment or test fixtures provided by Dell to VAR. The rights and obligations of the Parties that are executory shall survive any termination or expiration of this Amendment.

9. Subject to 10.1 of the Agreement, VAR acknowledges that all customer data is exclusively Dell’s intellectual property. VAR agrees to comply with the Dell Privacy Policy.

10. Return Rights. For the purchases of APOS Services made by VAR from Dell under this schedule, VAR may return the APOS for credit up to [******] from the date of order. Dell and VAR will discuss extended returns on a case-by- case basis.

11. Data Privacy. Schedule E, Amendment to Statement of Work, is incorporated by reference for all purposes as if set forth at length.

12.	Rainmaker will make SKU, pricing and/or service offering changes within 14 days of notice by Dell.

13. Notice. Any notice given under this Amendment must be in writing and will be effective when delivered to the other Party at the address set forth for that Party. Notice addresses may only be changed in writing by the Parties by following the notice provisions of this Section. The Parties hereby appoint Liaisons for notice and communication purposes under this Amendment:

Dell:

Dell Liaison: Pilar Schenk

Dell Marketing L.P.

One Dell Way

Box 14

Round Rock, Texas 78682

cc: General Counsel

VAR:

VAR Liaison: Bob Langer

VP & GM Austin Services Sales

Rainmaker Systems, Inc.

8701 N. Mopac - Suite 200

Austin, TX 78759

512-437-7195 (O)

512-573-3954 (C)

bob.langer@rmkr.com

14. Except as provided herein, the Amendment remains unchanged and in full force and effect.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREED:

DELL MARKETING L.P.		Rainmaker Systems, Inc.
(“Dell”)		(“VAR”)

By:	/s/ Rocky Mountain	By:	/s/ Steve Valenzuela

Name:	Rocky Mountain	Name:	Steve Valenzuela

Title:	Vice President	Title:	CFO

Date:	March 7, 2006	Date:	March 3, 2006